Exhibit 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-3/A of our report dated July 12, 2002 relating to the financial statements, which appears in Terremark Worldwide, Inc.’s Annual Report on Form 10-K for the year ended Mach 31, 2002. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

PricewaterhouseCoopers LLP

Fort Lauderdale, Florida
March 10, 2003